CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of The Royce Fund and Shareholders of
Royce GiftShares Fund:

We consent to the reference to our Firm under the caption "Financial Highlights" in Post-Effective Amendment No. 42 to the Registration Statement of Royce GiftShares Fund, a series of The Royce Fund on Form N-1A (File No. 2-80348) under the Securities Act of 1933 and Amendment No. 44 under the Investment Company Act of 1940 (File No. 811-3599). We further consent to the reference to our Firm under the headings "General Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



                              COOPERS & LYBRAND, L.L.P.

Boston, Massachusetts
June 4, 1997